Exhibit 10.2
AMENDMENT TO SENIOR PROMISSORY BRIDGE NOTE
This AMENDMENT TO SENIOR PROMISSORY BRIDGE NOTE (this “Amendment”) is made as of the 14th day of December, 2007, by and between ECHO THERAPEUTICS, INC., a Minnesota corporation (the “Borrower”), and PLATINUM LONG TERM GROWTH VII, LLC ( “Platinum”).
     WHEREAS, the Borrower previously delivered to Platinum the Senior Promissory Bridge Note in the principal amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) (as amended, the “Note”).
     WHEREAS, the parties wish to amend certain provisions of the Note.
     NOW, THEREFORE, in consideration of the foregoing and for the other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follow:
1.	The Note is hereby amended to add the following as Section 25 thereto:
25. Limitation on Conversions .
(a) Notwithstanding anything to the contrary set forth in this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock, par value $.01, of the Company (the “Common Stock”) to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided , however , that upon the Holder providing the Maker with sixty-one (61) days advance written notice (the “Waiver Notice”) that the Holder would like to waive this Section 25(a) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 25(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.
(c) Notwithstanding anything to the contrary set forth in this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common

Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided , however , that upon the Holder providing the Maker with a Waiver Notice, sixty-one (61) days in advance, that the Holder would like to waive Section 25(b) of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 25(b) shall be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.
2.	Notwithstanding anything in the Note to the contrary, all references to “Conversion Option Date” in the Note shall be deemed to mean and refer to December 31, 2007.

3.	It is further understood and agreed that all other terms and conditions of the Note not modified hereby shall remain in full force and effect, which are hereby confirmed and ratified by the Borrower and Platinum.

IN WITNESS WHEREOF, the Company has executed and delivered this Amendment to Bridge Note as of the date first written above.

ECHO THERAPEUTICS, INC.
By:	/s/ Patrick T. Mooney M.D.
	Name:	Patrick T. Mooney M.D.
	Title:	Chief Executive Officer

ACCEPTED AND AGREED: PLATINUM LONG TERM GROWTH VII, LLC
By:	/s/ Michael Goldberg M.D.
	Name:	Michael Goldberg M.D.
	Title:	Duly Authorized Agent